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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  OMTOOL, LTD.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                                                  02-0447481
  --------------------                                      --------------------
(State of Incorporation                                         (IRS Employer
   or Organization)                                          Identification No.)


           8 Industrial Way Salem, New Hampshire                03079
         ---------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                              Name of Each Exchange on Which
 to be so Registered                              Each Class is to be Registered
 -------------------                              ------------------------------

         None                                                   N/A


        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered
----------------------------------------------------------------

     Information concerning the Registrant's Common Stock, par value $.01 per share, is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on June 17, 1997 (Registration No. 333-29397), as amended, pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement") and such information is incorporated herein by reference.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

Item 2.       Exhibits
              --------
Exhibit No.                        Exhibit
-----------                        -------

    1. Form of Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

    2.         Form of Amended and Restated By-Laws of the Registrant.
               (Incorporated by reference to Exhibit 3.5 to the S-1 Registration Statement).

    3. Specimen Certificate representing the Common Stock. (Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).




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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  Omtool, Ltd.



                                                  By: /s/ Robert L. Voelk
                                                      --------------------------
                                                      Robert L. Voelk
                                                      Chief Executive Officer




Date: July 22, 1997


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